Exhibit 99.1
Vistagen Reports Fiscal Year 2027 Second Quarter Financial Results and Provides Corporate Update

Advancing potential to execute Phase 3 development plan for fasedienol in social anxiety disorder following constructive FDA feedback, with disciplined capital management and strategic flexibility

SOUTH SAN FRANCISCO, Calif. (BUSINESS WIRE) — November 13, 2026 — Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines, today reported financial results for its fiscal year 2027 second quarter ended September 30, 2026, and provided a corporate update.

“Following our recent productive meeting with the FDA and our evaluation of the extensive body of efficacy, safety, and patient experience data generated throughout Phase 2 and Phase 3 development of fasedienol, we believe we have clarity on the potential regulatory pathways forward for fasedienol in social anxiety disorder” said Shawn Singh, President and Chief Executive Officer of Vistagen. “Recent alignment of our operating structure and capital resources with our late-stage development opportunities in both social anxiety disorder and menopausal hot flashes, position us to execute our plan to advance these programs while maintaining flexibility to create long-term shareholder value.”

Corporate and Program Highlights

Phase 3 Development of Fasedienol in Social Anxiety Disorder

•FDA Type C Meeting Feedback: The U.S. Food and Drug Administration (FDA) provided constructive feedback regarding Vistagen’s potential Phase 3 study of fasedienol in adults with social anxiety disorder (SAD), including recommendations regarding use of the Liebowitz Social Anxiety Scale (LSAS) as the primary endpoint and interim assessments to assess whether acute effects of fasedienol could lead to longer-term overall functional improvement in patients as measured by the LSAS over time, consistent with the unique proposed mechanism of action and hypothesized treatment model for fasedienol. Feedback from the recent meeting also included FDA’s recognition of fasedienol’s reported safety profile and potential to benefit a broad population of patients with SAD. Based on the FDA’s feedback, Vistagen plans to focus future Phase 3 clinical development of fasedienol on the overall treatment of SAD (not only acute treatment) for the general SAD population.

•PALISADE-4 Phase 3 Study OLE: Announced preliminary positive data from the open-label extension (OLE) portion of PALISADE-4, the Company’s Phase 3 study of fasedienol for the acute treatment of social anxiety disorder. Clinically relevant improvement in social anxiety over time was observed on both clinician-administered and patient-reported scales over four months, as measured by the LSAS. The Company believes placebo-controlled Phase 2 data and data from the OLE portion of its PALISADE Phase 3 trials conducted to date in everyday life settings have shown that acute treatment with fasedienol, administered as-needed at the patient’s discretion up to six times a day, has the potential to provide therapeutic benefit in anxiety-provoking situations over time.

Corporate Updates

•New Board Member: Appointed Douglas J. Williamson, MD to its Board of Directors, bringing decades of neuroscience drug development and commercialization experience from Acadia Pharmaceuticals, Eli Lilly, Lundbeck, Avadel Pharmaceuticals, and QurAlis.

•Cost Management Initiatives: Implemented targeted cost-management initiatives designed to prioritize capital allocation across prioritized clinical-stage programs and- extend operating runway.

•Psych Congress Presentation: Presented Phase 3 data demonstrating a positive efficacy signal for fasedienol in participants with very severe social anxiety disorder at Psych Congress 2026.

Financial Results for Fiscal Year 2027 Second Quarter Ended September 30, 2026

Research and development (R&D) expense: R&D expense was $6.6 million for the three months ended September 30, 2026, as compared to $15.9 million for the three months ended September 30, 2025. The decrease was primarily due to lower clinical development expenses following the completion of the open label extension portions of the Company’s PALISADE-3 and PALISADE-4 Phase 3 studies and the randomized and open label extension portions of its exploratory Phase 2 repeat dose study as well as reduced headcount-related expenses.

General and administrative (G&A) expense: G&A expense was $4.5 million for the three months ended September 30, 2026, as compared to $4.4 million for the three months ended September 30, 2025. The increase was primarily due to higher consulting and professional fees, driven by higher legal fees, partially offset by lower compensation and related costs associated with reduced headcount-related expenses and lower stock-based compensation expense.

Net loss: Net loss was $10.7 million for the three months ended September 30, 2026, as compared to $19.4 million for the three months ended September 30, 2025.

Cash position: Cash, cash equivalents, and marketable securities were $20.0 million as of September 30, 2026. Based on current operating plans, Vistagen believes its cash, cash equivalents, and marketable securities will be sufficient to fund operations into 2027 but are not expected to be sufficient to extend the Company’s cash runway for more than a year from now.

About Vistagen

Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of rapid-onset neurocircuitry-focused intranasal product candidates called pherines. Vistagen’s pherine product candidates are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options if successfully developed and approved. Vistagen’s pherine pipeline currently consists of five investigational product candidates focused on improving the current standard of care for multiple highly prevalent indications, including social anxiety disorder, major depressive disorder, and vasomotor symptoms (hot flashes) due to menopause. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Vistagen’s beliefs about the potential regulatory path forward for fasedienol and its continued Phase 3 development in SAD, Vistagen’s ability to advance the broader potential of its pherine pipeline and preserve strategic flexibility needed to create long-term shareholder value, Vistagen’s interpretation of FDA feedback concerning future Phase 3 development plans for fasedienol, Vistagen’s belief about the meaningfulness of data from the OLE portion of PALISADE-4, and Vistagen’s belief that its cash resources will support operations into 2027 but are not expected to be sufficient to support operations for more than one year from the date of this press release. Forward-looking statements include all matters that are not historical facts and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization, and actual results or developments may differ materially from those projected or implied in these forward-looking statements. Moreover, there can be no assurance that FDA feedback will result in a successful registrational pathway, that future clinical trials will demonstrate the safety and efficacy of fasedienol for either the overall or acute treatment of SAD, that existing clinical evidence and future study outcomes will be sufficient to support regulatory approval, or that Vistagen will obtain the financing necessary to advance its development plans. The FDA may require additional studies or information, and there can be no guarantee that fasedienol or any of Vistagen’s other product candidates will receive regulatory approval or be commercially successful. Other factors that may cause actual results to differ materially include, without limitation, risks and uncertainties relating to conducting future clinical trials as currently expected or at all; Vistagen’s ability to successfully employ cash preservation measures and/or secure adequate financing for its operations, including financing or collaborative support for continued clinical development of its product candidates; Vistagen's dependence on third-party collaborators for the development, regulatory approval, and/or commercialization of its product candidates and other aspects of its business, which are outside of Vistagen's full control; the scope and enforceability of Vistagen’s patents, including patents related to Vistagen’s pherine product candidates; fluctuating costs of materials and other resources and services required to conduct Vistagen’s ongoing and/or planned clinical and non-clinical trials; market conditions; the impact of general economic, industry or political conditions in the United States or internationally; and other technical and unexpected hurdles in the development, manufacture and commercialization of Vistagen’s product candidates. These risks and others are more fully discussed in the section entitled “Risk Factors” in Vistagen’s Annual Report on Form 10-K for the period ended March 31, 2026, and Quarterly Report on Form 10-Q for the period ended September 30, 2026, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing Vistagen’s views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If Vistagen does update one or more forward-looking statements, no inference should be made that Vistagen will make additional updates with respect to those or other forward-looking statements.

VISTAGEN THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	September 30, 2026	March 31, 2026
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,892	$30,789
Marketable securities	9,142	14,614
Prepaid expenses and other current assets	2,260	1,540
Total current assets	22,294	46,943
Property and equipment, net	325	427
Right-of-use asset - operating lease	513	801
Other assets	289	393
Total assets	$23,421	$48,564
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,084	$1,535
Accrued expenses	6,639	8,755
Note payable	—	96
Deferred revenue	96	1,710
Operating lease obligation - current portion	610	699
Total current liabilities	8,429	12,795
Deferred revenue - non-current portion		—
Operating lease obligation - non-current portion	—	249
Total liabilities	8,429	13,044
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at September 30, 2026 and March 31, 2026; no shares outstanding at September 30, 2026 and March 31, 2026	—	—
Common stock, $0.001 par value; 325,000,000 shares authorized at September 30, 2026 and March 31, 2026; 44,381,433 and 39,624,839 shares issued at September 30, 2026 and March 31, 2026, respectively	46	40
Additional paid-in capital	520,012	516,767
Treasury stock, at cost, 4,522 shares of common stock held at September 30, 2026 and March 31, 2026	(3,968)	(3,968)
Accumulated other comprehensive loss	(11)	(2)
Accumulated deficit	(501,087)	(477,317)
Total stockholders’ equity	14,992	35,520
Total liabilities and stockholders’ equity	$23,421	$48,564

VISTAGEN THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Sublicense and other revenue	$138	$258	$1,614	$502
Total revenues	138	258	1,614	502
Operating expenses:
Research and development	6,554	15,915	17,459	27,693
General and administrative	4,521	4,396	8,439	8,667
Total operating expenses	11,075	20,311	25,898	36,360
Loss from operations	(10,937)	(20,053)	(24,284)	(35,858)
Other income, net:
Interest income, net	198	630	515	1,342
Other income	(1)	6	(1)	4
Loss before income taxes	(10,740)	(19,417)	(23,770)	(34,512)
Income taxes	—	—	—	—
Net loss	$(10,740)	$(19,417)	$(23,770)	$(34,512)
Unrealized gain (loss) on marketable securities	(4)	13,000	(9)	14
Comprehensive loss	$(10,744)	$(19,404)	$(23,779)	$(34,498)
Basic and diluted net loss per common share	$(0.24)	$(0.54)	$(0.54)	$(1.02)
Weighted average common shares outstanding, basic and diluted	44,440,372	35,749,160	43,714,263	33,850,346

Investor Inquiries:
IR@vistagen.com

Media Inquiries:
Media@vistagen.com

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